UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of The Andersons, Inc. was held on May 6, 2011 to elect nine directors, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, to vote on executive compensation as provided in the proxy, and to vote on the frequency of shareholder votes on executive compensation. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Director	For	Against	Withheld	Non Votes
Michael J. Anderson	13,494,064	—	166,470	3,132,892
Gerard M. Anderson	9,732,264	—	3,928,270	3,132,892
Catherine M. Kilbane	13,634,736	—	25,798	3,132,892
Robert J. King, Jr.	13,510,196	—	150,338	3,132,892
Ross W. Manire	13,618,076	—	42,458	3,132,892
Donald L. Mennel	13,606,198	—	54,336	3,132,892
David L. Nichols	13,599,577	—	60,957	3,132,892
John T. Stout, Jr.	13,631,207	—	29,327	3,132,892
Jacqueline F. Woods	13,588,729	—	71,805	3,132,892

Proposal 2 – Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2011:

For:	16,642,594
Against:	135,098
Abstain:	15,734
Non Votes:	—

Proposal 3 – An advisory vote on executive compensation, as provided in the proxy:

For:	13,281,319
Against:	182,583
Abstain:	196,632
Non Votes:	3,132,892

Proposal 4 – An advisory vote on the frequency of shareholder votes on executive compensation:

1 year:	11,978,659
2 years:	59,368
3 years:	1,605,972
Abstain:	16,535
Non Votes:	3,132,892

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 6, 2011	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO